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                                                                    EXHIBIT 21.1

                               PLIANT CORPORATION
                            LIST OF SUBSIDIARIES AND
                     STATES OF INCORPORATION OR ORGANIZATION


COMPANY NAME                                             JURISDICTION OF INCORPORATION/ORGANIZATION
------------                                             ------------------------------------------

Pliant Solutions Corporation (1)                                       Utah
Pliant Corporation International (1)                                   Utah
Pliant Film Products of Mexico, Inc. (1)                               Utah
Pliant Corporation of Canada Ltd. (1)                                  Canada
Pliant Corporation Pty. Ltd. (1)                                       Australia
Pliant Film Products GmbH (1)                                          Germany
Pliant Packaging of Canada, LLC (1)                                    Utah limited liability company
Pliant Investment, Inc. (1)                                            Utah
Pliant Preparatory, Inc. (1)                                           Utah
Pliant Corporation Asia & Pacific Rim Pte Ltd (1)                      Singapore
Pliant Film Products UK, Limited (2)                                   U.K.
ASPEN Industrial, S.A. de C.V. (3)                                     Mexico
Jacinto Mexico, S.A. de C.V. (4)                                       Mexico
Nepsa de Mexico, S.A. de C.V. (5)                                      Mexico
Uniplast Holdings Inc. (1)                                             Delaware
Uniplast U.S., Inc. (6)                                                Delaware
Turex, Inc. (7)                                                        Rhode Island
Pierson Industries, Inc. (7)                                           Massachusetts
Uniplast Midwest, Inc. (7)                                             Indiana
Uniplast Industries Co. (6)                                            Nova Scotia, Canada
Uniplast Films, Inc. (8)                                               Ontario, Canada
1292789 Ontario Inc. (8)                                               Ontario, Canada

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(1)      Owned by Pliant Corporation
(2)      Owned by Pliant Corporation International
(3) Owned by Pliant Corporation (greater than 99%) and Pliant Corporation International (less than 1%)
(4) Owned by ASPEN Industrial, S.A. de C.V. (greater than 99%) and an employee of an affiliate of Pliant
         Corporation (less than 1%)
(5) Owned by ASPEN Industrial, S.A. de C.V. (greater than 99%) and Pliant Corporation (less than 1%)
(6)      Owned by Uniplast Holdings Inc.
(7)      Owned by Uniplast U.S., Inc.
(8)      Owned by Uniplast Industries Co.